As filed with the Securities and Exchange Commission on September 12, 2025
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Osisko Development Corp.
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number (if applicable))
1100 Avenue des Canadiens-de-Montréal
Suite 300
Montréal, Québec
H3B 2S2
Canada
(514) 940-0685
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address, and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Sander A.J.R. Grieve, K.C. Andrew Disipio Bennett Jones LLP 3400 One First Canadian Place Toronto, Ontario M5X 1A4 Canada (416) 863-1200	Alexander Dann Osisko Development Corp. 1100 Avenue des Canadiens-de- Montréal, Suite 300 Montréal, Québec H3B 2S2 Canada (514) 940-0685	Thomas M. Rose Shona Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2025
PRELIMINARY PROSPECTUS
Osisko Development Corporation
Up to 104,751,318 Common Shares

This prospectus relates to the resale from time to time of up to 104,751,318 common shares by the selling shareholders identified in this prospectus. We are registering these common shares on behalf of the selling shareholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling shareholders. We are registering for resale up to: (i) 30,745,892 common shares (the “Brokered Shares”) originally purchased by certain selling shareholders under a brokered private placement of our securities that closed on August 15, 2025 (the “Brokered Private Placement”); (ii) 15,372,946 common shares (the “Brokered Warrant Shares”) that are issuable upon the exercise of common share purchase warrants (“Brokered Warrants”) originally purchased by certain selling shareholders under the Brokered Private Placement; (iii) 39,088,320 common shares (the “Non-Brokered Shares,” and, together with the Brokered Shares, the “Private Placement Shares”) originally purchased by certain other selling shareholders under a non-brokered private placement of our securities that closed on August 15, 2025 (the “Non-Brokered Private Placement,” and, together with the Brokered Private Placement, the “Private Placement”); and (iv) 19,544,160 common shares (the “Non-Brokered Warrant Shares,” and, together with the Brokered Warrant Shares, the “Private Placement Warrant Shares”) that are issuable upon the exercise of common share purchase warrants (“Non-Brokered Warrants,” and, together with the Brokered Warrants, the “Private Placement Warrants”) originally purchased by certain selling shareholders under the Non-Brokered Private Placement; in each case pursuant to subscription agreements entered into between us and each selling shareholder that invested under the Private Placement. Under the terms of the subscription agreements, we agreed to register the resale of these Private Placement Shares and Private Placement Warrant Shares (collectively, the “Shares”) issued or issuable to purchasers in the United States in connection with the Private Placement under the United States Securities Act of 1933, as amended (the “Securities Act”). This prospectus is being filed in order to enable us to satisfy our obligations to the selling shareholders as purchasers in the United States under the subscription agreements.
The selling shareholders may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These Shares are being registered to permit the selling shareholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell these Shares through ordinary brokerage transactions, directly to market makers of our common shares or through any other means described in the section titled “Plan of Distribution”. In connection with any sales of the Shares offered hereunder, the selling shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.
All of the Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from the sale of Shares by the selling shareholders. We may receive proceeds from exercises of Private Placement Warrants, if any.
We have paid and will pay certain expenses associated with the registration of the Shares covered by this prospectus, as described in the section titled “Plan of Distribution”.
The issued and outstanding common shares of the Company are listed and posted for trading on the TSX Venture Exchange (the “TSXV”) and the New York Stock Exchange (“NYSE”) under the trading symbol “ODV”. On September 11, 2025, the last trading day prior to the date of this prospectus, the closing price per common share on the TSXV was C$4.32 and on NYSE was US$3.18.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. federal securities law and are, therefore, subject to reduced public company reporting requirements for this prospectus and future filings. See, “Prospectus Summary — Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”
Our corporate head office is located at 1100 Avenue des Canadiens-de- Montréal, Suite 300, Montréal, Québec H3B 2S2 Canada and our telephone number is (514) 940-0685.
Investing in the Shares involves a high degree of risk. Before buying any Shares, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 10 of this prospectus and the other information included in or incorporated by reference in the prospectus and any applicable prospectus supplements.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

i

ABOUT THIS PROSPECTUS
In this prospectus, unless otherwise specified, the terms “we”, “our”, “us”, the “Company” and “Osisko” refer to Osisko Development Corp. and, where applicable, its consolidated subsidiaries.
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, at any time and from time to time, offer and sell the Shares described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance, we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
When the selling shareholders sell any Shares using this prospectus, we will provide, to the extent necessary, a prospectus supplement that will contain specific information about the terms of that offering, including the number of Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering described in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement, together with any additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the Shares being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely solely on the information contained in this prospectus, including information incorporated by reference herein, and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it in any respect. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.
We are a company existing under the federal laws of Canada and are governed by the Canada Business Corporations Act. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States. No offer of these securities will be made in any jurisdiction where the offer is not permitted.

MARKET AND INDUSTRY DATA
Unless otherwise indicated, the market and industry data contained or incorporated by reference in this prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although we believe these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. We have not independently verified any of the data from third party sources referred to or incorporated by reference herein and accordingly, the accuracy and completeness of such data is not guaranteed.
FINANCIAL INFORMATION AND CURRENCY
Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board and are audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), however, are also subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.
All currency amounts in this prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “$” or “C$” are to Canadian dollars. References to “US$” are to United States dollars. On September 11, 2025, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3844.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation (collectively referred to herein as “forward-looking information”). Forward-looking information is included to provide information about management’s current expectations and plans that allows investors and others to get a better understanding of the Company’s operating environment, the business operations and financial performance and condition. Often, but not always, forward-looking information can be identified by words such as “plans”, “expects”, “may”, “should”, “could”, “will”, “budget”, “objective”, “strategy”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations including negative variations thereof, of such words and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved.
Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual plans, results, performance or achievements of the Company to differ materially from any future plans, results, performance or achievements expressed or implied by the forward-looking information. Such factors include, among others:
•
risks relating to capital markets and the availability of future financing, including project financing, on the term acceptable to the Company (or at all);

•
the ability of the Company to meet its financial obligations as they become due;

•
actual operating cash flows, operating costs, free cash flows, mineral resources and reserves and other costs differing materially from those anticipated;

•
changes in project parameters and assumptions;

•
project infrastructure requirements and anticipated processing methods, whether or not the capital and operating costs outlined in the technical report for the Cariboo Gold Project (as defined below) can be achieved, exploration expenditures differing materially from those anticipated;

•
actual results of current exploration activities;

•
variations in mineral resources, mineral reserves, mineral production, grades or recovery rates or optimization efforts and sales;

•
failure to obtain, or delays in obtaining, governmental approvals or financing or in the completion of development or construction activities;

•
uninsured risks, including, but not limited to, pollution, cave-ins or hazards for which insurance cannot be obtained;

•
regulatory changes, defects in title;

•
availability or integration of personnel, materials and equipment;

•
risks relating to foreign operations;

•
inability to recruit or retain management and key personnel;

•
performance of facilities, equipment and processes relative to specifications and expectations;

•
unanticipated environmental impacts on operations;

•
community, non-governmental and governmental actions and the impact of stakeholder actions;

•
market prices;

•
production, construction and technological risks or capital requirements and operating risks associated with the operations or an expansion of the operations, dilution due to future equity financings, fluctuations in gold, silver and other metal prices and currency exchange rates;

•
the potential impact of tariffs and other trade restrictions;

•
uncertainty relating to future production and cash resources;

•
inability to successfully complete new development projects, planned expansions or other projects within the timelines anticipated;

•
inability to achieve the business, objectives and project milestones as anticipated;

•
results of additional work, program and exploration;

•
adverse changes to market, political and general economic conditions or laws, rules and regulations applicable to the Company;

•
outbreak of diseases and public health crises;

•
the possibility of project cost overruns or unanticipated costs and expenses;

•
accidents, labor disputes, community and stakeholder protests and other risks of the mining industry;

•
failure of plant, equipment or processes to operate as anticipated;

•
risk of an undiscovered defect in title or other adverse claim;

•
factors discussed under the heading “Risk Factors” in the Company’s Annual Information Form for the year ended December 31, 2024 filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024; and

•
other risks, including those risks set out in the public filings of the Company, which are available on EDGAR (www.sec.gov) under the issuer profile of the Company.

In addition, forward-looking information herein is based on certain assumptions and involves risks related to the business of the Company. Forward-looking information contained herein is based on certain assumptions, including, but are not limited to, interest and exchange rates; the price of gold, silver and other metals; competitive conditions in the mining industry; title to mineral properties; financing and funding requirements; general economic, political and market conditions; and changes in laws, rules and regulations applicable to the Company.
Although the Company has attempted to identify important factors that could cause plans, actions, events or results to differ materially from those described in forward-looking information in this prospectus and the documents incorporated by reference, there may be other factors that cause plans, actions, events or results not to be as anticipated, estimated or intended. There is no assurance that such forward-looking information will prove to be accurate as actual plans, results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information in this prospectus and the documents incorporated by reference. All of the forward-looking information in this prospectus and the documents incorporated by reference is qualified by these cautionary statements.
Certain forward-looking information and other information contained herein concerning the mining industry and the expectations of the Company concerning the mining industry and the Company are based on estimates prepared by the Company using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, this data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry data presented herein, the mining industry involves risks and uncertainties that are subject to change based on various factors.
Readers are cautioned not to place undue reliance on forward-looking information. The Company does not undertake any obligation to update any of the forward-looking information in this prospectus or the documents incorporated by reference, except as required by law.

THE COMPANY
The Business of the Company
Osisko is a North American gold development company focused on high-quality past-producing properties located in mining friendly jurisdictions with district scale potential. The Company’s objective is to become a North American intermediate producer of precious metals, through curating and advancing a portfolio of development projects and investments with potential for value creation. Its flagship mining asset is the Cariboo gold project, located in the District of Wells, British Columbia, Canada (the “Cariboo Gold Project”). The Company’s project pipeline is complemented by the Tintic Project, located in Utah, U.S.A. As of the date of this prospectus, the Company considers the Cariboo Gold Project to be its only material property.
For additional information regarding the Company and its business, please consult the Annual Information Form for the year ended December 31, 2024, dated March 28, 2025, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024, incorporated by reference herein, which can be reviewed at www.sec.gov under the Company’s profile.
As an exploration and development stage company, the Company does not generate sufficient cash flows to advance the evaluation and development of its various projects and properties and has historically relied on equity and debt financing to fund its operations. Additional financing, whether through the issue of additional equity and/or debt securities and/or project level debt, will be required to continue the development of the Company’s projects and there is no assurance that additional capital or other types of financing will be available or that these financings will be on terms that are favorable to the Company.
Recent Developments
The following is a summary of the significant developments of the Company which have occurred since March 28, 2025, being the date of the Annual Information Form for the year ended December 31, 2024, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024, incorporated by reference herein.
Annual Grant of Incentive Awards
On May 13, 2025, the Company granted an aggregate of (i) 1,273,900 stock options of the Company to certain senior officers and non-executive employees of the Company, (ii) 1,177,200 restricted share units of the Company to certain senior officers and non-executive employees of the Company, and (iii) 229,573 deferred share units of the Company to its independent directors, in accordance with the terms of the Company’s omnibus equity incentive plan (the “Omnibus Plan”). The Omnibus Plan was adopted by the Board of Directors on March 26, 2025, and approved by the shareholders of the Company at the annual and special meeting of shareholders that was held on May 7, 2025.
Tintic Deferred Payment Installment; Resource Stock Digest Engagement
On May 29, 2025, the Company satisfied the third of five deferred payments owing to the sellers in connection with its previously completed acquisition of a 100% ownership interest in the Tintic Project in May 2022. The deferred consideration of US$2,500,000 was settled by the issuance of 1,368,610 common shares of the Company.
The Company entered into a marketing services agreement with Resource Stock Digest (“RSD”) effective June 1, 2025, pursuant to which, among other things, RSD has agreed to provide certain promotional services to the Company in accordance with Policy 3.4 — Investor Relations, Promotional and Market-Making Activities of the TSXV. RSD has been engaged for a 6-month advertising and marketing program and will receive an aggregate of US$250,000 in cash consideration.

Cariboo Technical Report
On June 11, 2025, the Company filed an updated technical report entitled “NI 43-101 Technical Report, Feasibility Study for the Cariboo Gold Project, District of Wells, British Columbia, Canada” dated June 11, 2025, with an effective date of April 25, 2025 (the “Cariboo Technical Report”), which was furnished to the SEC in a Report on Form 6-K on June 12, 2025 and is incorporated herein by reference.
Independent Director Appointment
On June 16, 2025, the Company announced the appointment of Susan Craig to the board of directors as an independent director. On August 20, 2025, the Company granted 58,824 deferred share units to Ms. Craig, pursuant to the Omnibus Plan.
Credit Agreement
On July 21, 2025, the Company entered into a credit agreement (the “Credit Agreement”) with funds advised by Appian Capital Advisory Limited (“Appian”) with respect to a senior secured project loan credit facility (the “Credit Facility”) totaling US$450 million for the development and construction of its Cariboo Gold Project. The Credit Facility is structured in two tranches aligned with the Cariboo Gold Project’s planned development timeline. An initial draw of US$100 million (the “Initial Draw”) was completed and will be used to: (i) undertake a 13,000-meter infill drill campaign to further de-risk the Cariboo Gold Project’s mine planning assumptions; (ii) fund pre-construction and construction activities for the development of the Cariboo Gold Project; (iii) repay the Company’s existing outstanding US$25 million term loan with National Bank of Canada, maturing in October 2025; and (iv) support the Cariboo Gold Project’s general working capital requirements.
The key terms of the Credit Facility are summarized below.
•
Credit Limit:   US$450 million senior secured credit facility, through the Company’s wholly-owned subsidiary, Barkerville Gold Mines Ltd. (“Barkerville”).

•
Initial Draw:   US$100 million drawn at closing (July 21, 2025).

•
Subsequent Draws:   US$350 million to be drawn in up to four subsequent tranches, will be available for a period of up to 36 months after the close of the Initial Draw subject to the satisfaction of certain project milestones and customary conditions (the “Subsequent Draws”), with each advance in the minimum amount of at least US$50 million.

•
Term and Maturity:   The Credit Facility matures on July 21, 2033 or 8.0 years from closing. If the Company does not elect to make any Subsequent Draws, the Credit Facility will mature on July 21, 2028 or 3.0 years from closing in respect of the Initial Draw.

•
Interest Rate:

•
Interest accrued on the Initial Draw will be payable quarterly in arrears equal to the 3-month Secured Overnight Financing Rate (“SOFR”), plus adjustment of 0.10% per annum, and plus a margin of 9.50% per annum (subject to a 2.00% SOFR floor).

•
For the first 12 months following closing, the Company has the option to pay up to 100% of the accrued interest in cash or in kind (“PIK”). Any PIK amount will be added to the principal balance. Thereafter, and prior to any Subsequent Draws, up to 50% of the interest may be payable in kind at the Company’s election.

•
Any funds drawn in excess of the Initial Draw will cause the Credit Facility to step down to a 3-month SOFR, plus a margin of 0.10% per annum, and 7.50% per annum (subject to 2.00% SOFR floor). At such time and henceforth, all interest will be payable quarterly in arrears in cash.

•
Use of Proceeds:   The Credit Facility will be used to (i) repay outstanding debt under the existing National Bank of Canada credit facility, and (ii) fund pre-construction activities, development, construction, operation and working capital requirements of the Cariboo Gold Project and Barkerville.

•
Prepayments:   The Credit Agreement contains terms and conditions with respect to the Credit Facility customary for a transaction of this nature.

•
Security:   The obligations under the Credit Facility are guaranteed by the Company pursuant to a limited recourse guarantee and secured by a first-ranking security interest against all of the shares of Barkerville held by the Company. Additionally, the obligations are secured by a first-ranking security interest over all present and future assets and property of Barkerville.

•
Fees:   The Credit Facility bears customary upfront and standby fees for a facility of this nature.

•
Warrants:   In connection with the Credit Facility, the Company granted Appian 5,625,031 non-transferrable common share purchase warrants. Each warrant entitles Appian to purchase one common share of the Company at an exercise price of $4.43 per common share on or prior to July 21, 2028 (3.0 years from closing). The Company may, at its option, repurchase the warrants from time to time at a price equal to their Black-Scholes valuation. The warrants are subject to an applicable statutory hold period under Canadian securities laws.

•
Representations, Warranties and Covenants:   The Credit Agreement contains terms and conditions with respect to the Credit Facility customary for a transaction of this nature.

For additional details regarding the Credit Facility, see the Company’s Form 6-K furnished to the SEC on August 15, 2025, incorporated herein by reference. The summary of the key terms of the Credit Facility above is qualified in its entirety by the full text of the Credit Agreement dated July 21, 2025 among Barkerville, Appian, TSX Trust Corporation as collateral agent, and Appian ODV (Jersey) Ltd, as administrative agent, a copy of which is available in the Form 6-K furnished to the SEC on August 15, 2025 available on EDGAR at www.sec.gov under the Company’s issuer profile.
Private Placement
On August 15, 2025, the Company closed the Private Placement pursuant to which it issued an aggregate 99,065,330 units of the Company (each, a “Unit”) at a price of US$2.05 per Unit (the “Issue Price”) for aggregate gross proceeds of approximately US$203 million. The Private Placement was comprised of (i) the issuance of 58,560,000 Units at the Issue Price under the Brokered Private Placement for aggregate gross proceeds of approximately US$120 million, and (ii) the issuance of 40,505,330 Units at the Issue Price under the Non-Brokered Private Placement for aggregate gross proceeds of approximately US$83 million. The Non-Brokered Private Placement included an approximate US$75 million subscription by Double Zero Capital LP (“Double Zero”), a Delaware investment firm, representing approximately 15.4% of the issued and outstanding common shares of the Company immediately following the closing of the Private Placement, on a non-diluted basis.
Each Unit was comprised of one Private Placement Share and one-half of one Private Placement Warrant. Each whole Private Placement Warrant entitles the holder thereof to purchase one Private Placement Warrant Share at a price of US$2.56 per Private Placement Warrant Share on or prior to August 15, 2027 (being, 24 months from the date of issuance), subject to acceleration. At any time following the 15-month anniversary of the closing date of the Private Placement, if the closing price of the common shares on either the TSXV or the NYSE exceeds the exercise price for 20 or more consecutive trading days, the Company may, within 10 days following such occurrence, deliver a notice to the holders thereof accelerating the expiry date of the Private Placement Warrants to a date that is 30 days after the date of such notice.
The Company intends to use the net proceeds of the Private Placement to fund the broadly distributed equity portion of the capital required to construct the Cariboo Gold Project and for general corporate purposes. The Company believes that the net proceeds of the Private Placement, together with the net proceeds of the US$450 million Credit Facility with Appian, plus indications of interest from commodity traders seeking high-quality concentrate off-take, and other potential financing arrangements, will provide sufficient funding to construct the Cariboo Gold Project.
For additional details regarding the Private Placement, see the material change report filed as Exhibit 99.4 to the Company’s Report on Form 6-K furnished to the SEC on August 29, 2025, incorporated herein by reference.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an “emerging growth company” until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year ending after the fifth anniversary of the effective date of our first registration statement filed with the SEC; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an “emerging growth company,” we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. We may take advantage of some, but not all, of the available exemptions available to “emerging growth companies.”
Foreign Private Issuer
We report under the Exchange Act as a foreign private issuer, and as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time.
Corporate Information
The Company was incorporated on June 13, 2006, under the Business Corporations Act (British Columbia). It subsequently changed its name from “Ringbolt Ventures Ltd.” to “North American Potash Developments Inc.” on November 3, 2011, and further changed its name from “North American Potash Developments Inc.” to “Barolo Ventures Corp.” on September 20, 2018.
On November 23, 2020, in connection with the spinout transaction by OR Royalties Inc. (formerly, Osisko Gold Royalties Ltd) (“OR”) and the transfer of certain mining properties and marketable securities by OR, which resulted in a reverse takeover of the Company (formerly Barolo Ventures Corp.) by OR, the Company filed articles of amendment to consolidate the common shares on the basis of one post-consolidation common share for each 60 pre-consolidated common shares and changed its name from “Barolo Ventures Corp.” to “Osisko Development Corp.” On November 25, 2020, the Company announced the completion of the reverse takeover.
Subsequent to the reverse takeover, the Company continued from under the laws of Province of British Columbia under the Business Corporations Act (British Columbia) to the federal laws of Canada under the Canada Business Corporations Act. On December 2, 2020, the common shares resumed trading on the TSXV in connection with the completion of the reverse takeover under the symbol “ODV”. Osisko is a reporting issuer in each of the provinces of Canada. On May 27, 2022, the Company’s common shares commenced trading on the NYSE.
The Company’s registered and head office is located at 1100 Avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, H3B 2S2.
Our Annual Information Form for the year ended December 31, 2024, dated March 28, 2025, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024, and other filings incorporated by reference herein, can be reviewed on EDGAR at www.sec.gov under the Company’s issuer profile.

ABOUT THIS OFFERING
Common shares currently issued and outstanding (as of September 11, 2025):
238,586,763 common shares.

Common shares offered by the selling shareholders:
Up to 104,751,318 Shares, issued and issuable to, and held from time to time by, the selling shareholders pursuant to the terms of the Private Placement.
Terms of the offering:
The selling shareholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on NYSE or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. The Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 16 of this prospectus for additional information on the methods of sale that may be used by the selling shareholders.
Use of Proceeds:
We will not receive any proceeds from the sale of the Shares by the selling shareholders. All net proceeds from the sale of the Shares covered by this prospectus will go to the selling shareholders. We may receive proceeds from exercises of Private Placement Warrants, if any. See “Use of Proceeds.”
Risk Factors:
You should read the “Risk Factors” section starting on page 10 of this prospectus, and “Risk Factors” beginning on page 15 of our annual information form for the year ended December 31, 2024, dated March 28, 2025, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.
TSXV and NYSE symbols:
Our common shares are currently traded on NYSE and the TSXV under the trading symbol “ODV”.
Unless otherwise indicated, the number of common shares outstanding prior to this offering is based on 238,586,763 common shares outstanding as of September 11, 2025, and does not reflect the following:
(1)
5,750,725 common shares issuable upon the exercise of stock options outstanding with a weighted average exercise price per common share of C$4.92 expiring between December 22, 2025 and May 13, 2030 under our Omnibus Plan;

(2)
2,214,485 common shares issuable upon vesting of restricted share units outstanding under our Omnibus Plan;

(3)
865,477 common shares issuable upon vesting of deferred share units outstanding under our Omnibus Plan;

(4)
7,752,916 common shares issuable upon the exercise of warrants at an exercise price of C$14.75 per common share expiring March 2, 2027;

(5)
11,363,933 common shares issuable upon the exercise of warrants at an exercise price of US$10.70 per common share expiring May 27, 2027;

(6)
7,841,850 common shares issuable upon the exercise of warrants at an exercise price of C$8.55 per common share expiring March 2, 2026;

(7)
51,109,776 common shares issuable upon the exercise of warrants at an exercise price of US$3.00 per common share expiring October 1, 2029; and

(8)
5,625,031 common shares issuable upon the exercise of warrants at an exercise price of C$4.43 per common share expiring July 21, 2028.

RISK FACTORS
An investment in the Shares offered hereunder is speculative and involves a high degree of risk. Before deciding whether to purchase our Shares, you should carefully consider the risk factors under the heading “Risk Factors” in our latest Annual Information Form filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025, in our Management’s Discussion and Analysis filed as Exhibit 99.2 to our Report on Form 6-K, furnished to the SEC on August 13, 2025, and any updates to those risk factors contained in our subsequent Reports on Form 6-K furnished to the SEC under the Exchange Act, and that are incorporated herein by reference. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
The risks and uncertainties described or incorporated by reference herein are not the only ones we may face. Additional risks and uncertainties, including those that we are unaware of or that are currently deemed immaterial, may also become important factors that affect us and our business. If any such risks actually occur, our business, financial condition and results of operations could be materially adversely affected.
In addition to the risks set out in the latest Annual Information Form in our Annual Report on Form 40-F, our Management’s Discussion and Analysis in our Report on Form 6-K referenced above, and the other risk factors presented in other reports that may, from time to time, be incorporated by reference into this prospectus, prospective investors should also carefully consider the risks set out below.
Risks Relating to This Offering
The sale of a substantial number of our Shares held by the selling shareholders in the public market could adversely affect the prevailing market price of our common shares.
We are registering for resale 104,751,318 Shares consisting of: (a) 69,834,212 Private Placement Shares, and (b) 34,917,106 Private Placement Warrant Shares that are issued or issuable pursuant to investors in the Private Placement that are in the United States. Furthermore, an additional 29,231,118 Private Placement Shares that were issued to investors in the Private Placement outside the United States and an additional 14,615,559 Private Placement Warrant Shares issuable upon the exercise of Private Placement Warrants to investors in the Private Placement outside the United States will become freely transferable on December 16, 2025, when the Canadian hold period expires. Sales of a substantial number of our common shares in the public market (including Private Placement Shares and Private Placement Warrant Shares issued inside and outside the United States), or the perception that such sales might occur, could adversely affect the market price of our common shares. We cannot predict if and when the selling shareholders may sell such Shares in the public markets. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.
We may not receive any additional funds upon the exercise of the Private Placement Warrants.
There can be no assurance that the holders of the Private Placement Warrants will elect to exercise their warrants prior to their expiry. The decision whether to exercise the Private Placement Warrants depends on a variety of factors outside of our control, including the trading price of our common shares at the time of exercise and the liquidity of the market for our common shares. If the trading price of our common shares does not exceed the applicable exercise price of the Private Placement Warrants during the period when such warrants are exercisable, it is unlikely that holders will exercise their warrants. Even if the market price of our common share is above the exercise price, holders may choose not to exercise their Private Placement Warrants for other reasons, including the availability of more attractive risk-adjusted returns elsewhere or their own liquidity needs. As a result, the Private Placement Warrants may expire worthless without the Company receiving any proceeds from their exercise. The failure to realize proceeds from the exercise of the Private Placement Warrants could reduce our potential sources of liquidity.
Management will have broad discretion as to the use of the proceeds from the exercise of the Private Placement Warrants, if any, and may not use the proceeds effectively.
We may receive proceeds from the exercise of the Private Placement Warrants issued inside and outside the United States. If all of the Private Placement Warrants were exercised in full, the proceeds would be approximately US$126.8 million. Our management will have broad discretion as to the use of such proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these proceeds, if any, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.
The Company is now subject to secured debt obligations and restrictive covenants under the Credit Facility
The Credit Facility includes customary covenants to keep the facility and the Company’s obligations thereunder in good standing, including, but not limited to, repayment of the principal advanced thereunder and accrued interest, maintenance and provision of regular and up-to-date financial reports, compliance with all applicable laws and applicable securities legislation, obligation to provide notice of material events, and obligation to maintain secured assets and insurance thereon. Certain restrictive covenants included thereunder may limit the Company’s ability to engage in activities that may be in the Company’s long-term best interest or restrict the Company’s ability to secure additional debt financing. If the Company defaults in respect of its obligations under the Credit Facility, the lenders thereunder may enforce their security under the Credit Facility, which would have a material adverse effect on the Company’s business and operations. The Company’s ability to make payments of principal and interest on its indebtedness depends upon the Company’s financial condition, operating performance and expected future revenues, will be subject to prevailing economic conditions, competitive conditions, changes in the applicable interest rate, industry cycles and financial, business, legislative, regulatory and other factors affecting its operations, many of which are beyond the Company’s control. If the Company’s revenues are insufficient to, or the Company cannot raise sufficient funds to, meet its debt service and other obligations in the future, the Company could face substantial liquidity problems and may be required, among other things, to reduce or delay investments and other capital expenditures, obtain additional financing in the debt or equity markets, refinance or restructure all or a portion of its indebtedness; and/or sell selected assets. The Company cannot provide assurance that such measures will be sufficient to enable the Company to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all. Any of the foregoing may have a material and adverse effect on the Company’s financial condition and results of operations.

USE OF PROCEEDS
We have agreed to register the Private Placement Shares and Private Placement Warrant Shares (collectively, the “Shares”) covered by this prospectus on behalf of the selling shareholders named below under “Selling Shareholders” pursuant to our contractual obligations under the subscription agreements entered into between the Company and each of the selling shareholders in the United States in connection with the Private Placement. The proceeds from the sale or other disposition of the Shares covered by this prospectus are solely for the account of the selling shareholders. Accordingly, we will not receive and proceeds from the sale or other disposition of the Shares by the selling shareholders. We will pay certain expenses associated with the registration of the Shares covered by this prospectus, as described in the section titled “Plan of Distribution.”
We could receive up to an aggregate of approximately US$126.8 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all such Private Placement Warrants issued inside and outside the United States. We expect to use the net proceeds from the exercise of Private Placement Warrants, if any, for the construction and development of the Cariboo Gold Project. Our management will have broad discretion over the use of any proceeds received from the exercise of the Private Placement Warrants.
There is no assurance that the holders of Private Placement Warrants will elect to exercise any or all of the Private Placement Warrants. Whether holders of selling shareholders will exercise their Private Placement Warrants, and the amount of proceeds we receive upon the exercise of any Private Placement Warrants (if any), is dependent upon the trading price of our common shares. Although we could receive up to an aggregate of approximately US$126.8 million if all of the Private Placement Warrants issued inside and outside the United States are exercised, we would only receive any proceeds if and when the holders exercise those Private Placement Warrants. The Private Placement Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Private Placement Warrants may not be exercised prior to their expiration on August 15, 2027, even if they are in the money, and as such, the Private Placement Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of the Private Placement Warrants.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization and indebtedness as of June 30, 2025 (in thousands of Canadian dollars):
•
on an actual basis; and

•
on a pro forma basis, to give effect to: (i) the issuance of 99,065,330 Private Placement Shares at the closing of the Private Placement on August 15, 2025 to investors inside and outside the United States; and (ii) the Initial Draw of US$100 million pursuant to the Credit Facility on July 21, 2025.

The table assumes no exercise of the 49,532,661 Private Placement Warrants issued in the Private Placement to investors inside and outside the United States at an exercise price of US$2.56 expiring August 15, 2027 and no exercise of the 5,625,031 warrants issued in connection with the Credit Facility at an exercise price of C$4.43 expiring July 21, 2028. This table should be read in conjunction with our unaudited interim condensed consolidated financial statements as at and for the six months ended June 30, 2025, which are incorporated by reference into this prospectus.
	As at June 30, 2025	As at June 30, 2025
(Tabular amounts expressed in thousands of Canadian dollars)	Actual	Pro Forma
Indebtedness
Warrant liability(8)	88,578	155,626
Long-term debt(9)	43,192	129,441
Deferred consideration and contingent payments	8,502	8,502
Contract liability	44,512	44,512
Equity
Share capital(8)	1,141,096	1,345,944
Warrants(9)	11,859	20,884
Contributed surplus	21,726	21,726
Accumulated other comprehensive loss	(6,797)	(6,797)
Deficit(8)	(683,051)	(685,717)
Total Capitalization and Indebtedness	669,617	1,034,121
The foregoing table and calculations are based on 138,022,303 common shares outstanding as of June 30, 2025, and excludes the following as at June 30, 2025:
(1)
5,823,391 common shares issuable upon the exercise of stock options outstanding with a weighted average exercise price per common share of C$4.92 expiring between December 22, 2020 and May 13, 2025 under our Omnibus Plan;

(2)
2,268,625 common shares issuable upon vesting of restricted share units outstanding under our Omnibus Plan;

(3)
806,653 common shares issuable upon vesting of deferred share units outstanding under our Omnibus Plan;

(4)
7,752,916 common shares issuable upon the exercise of warrants at an exercise price of C$14.75 per common share expiring March 2, 2027;

(5)
11,363,933 common shares issuable upon the exercise of warrants at an exercise price of US$10.70 per common share expiring May 27, 2027;

(6)
7,841,850 common shares issuable upon the exercise of warrants at an exercise price of C$8.55 per common share expiring March 2, 2026; and

(7)
51,109,776 common shares issuable upon the exercise of warrants at an exercise price of US$3.00 per common share expiring October 1, 2029.

The pro forma adjustments are related to the following:
(8)
Pro forma amounts reflect the impact of the gross proceeds of US$203.1 million (C$280.4 million) from the Private Placement, allocated as follows: US$48.6 million (C$67.0 million) to the warrant liability, representing the fair value of the Private Placement Warrants, and US$154.5 million (C$213.4 million) to the Private Placement Shares. Estimated issuance costs total C$11.1 million, of which C$2.7 million relates to the issuance of the Private Placement Warrants and has been recorded as an adjustment to the deficit, while C$8.4 million relates to the issuance of the Private Placement Shares and has been recorded in share capital.

(9)
Pro forma amounts reflect the Initial Draw of US$100.0 million (C$137.2 million), the repayment of US$25.0 million (C$34.2 million) under the credit facility agreement with National Bank of Canada, and estimated financing costs of C$16.8 million, of which C$9.0 million relates to the warrants issued in connection with the Credit Facility.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions contained in our articles and by-laws. There summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles and by-laws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.
As at September 11, 2025, there were (i) 238,586,763 common shares issued and outstanding, (ii) 5,750,725 stock options outstanding with a weighted average exercise price per common share of C$4.92 expiring between December 22, 2025 and May 13, 2030 under our Omnibus Plan; (iii) 865,477 deferred share units outstanding under our Omnibus Plan; (iv) 2,214,485 restricted share units outstanding under the Omnibus Plan; (v) 7,752,916 common shares issuable upon the exercise of warrants at an exercise price of C$14.75 per common share expiring March 2, 2027; (vi) 11,363,933 warrants at an exercise price of US$10.70 per common share expiring May 27, 2027; (vii) 7,841,850 warrants at an exercise price of C$8.55 per common share expiring March 2, 2026; (viii) 51,109,776 warrants at an exercise price of US$3.00 per common share expiring October 1, 2029; and (ix) 5,625,031 common shares issuable upon the exercise of warrants at an exercise price of C$4.43 per common share expiring July 21, 2028.
This prospectus related to the resale of up to 104,751,318 Shares, comprised of up to 69,834,212 Private Placement Shares issued to investors in the United States in the Private Placement, and up to 34,917,106 Private Placement Warrant Shares issuable upon exercise of the Private Placement Warrants issued to investors in the United States under the Private Placement, if any.
Common Shares
We are authorized to issue an unlimited number of common shares without nominal or par value.
The Shares offered under this prospectus have all of the rights, privileges, restrictions and conditions of other common shares of the Company. Holders of common shares are entitled to receive notice of any meeting of our shareholders, to attend and to cast one vote per share at such meetings. Holders of our common shares are also entitled to (i) receive dividends, if any, as and when declared by our board of directors at its discretion, and (ii) to receive on a pro rata basis among all holders of the common shares, all remaining property of the Company upon the liquidation, dissolution or winding-up of the Company (subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority or the rights of secured parties). The common shares do not carry any pre-emptive, subscription, redemption or conversion rights.
Dividends
We have never paid any cash dividends on our common shares. While we are not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Canada Business Corporations Act, we currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors our board of directors deems relevant.
Transfer Agent
The transfer agent and registrar for our common shares is TSX Trust Company at its principal office located in Toronto, Ontario.

DILUTION
Selling shareholders who offer and sell Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.
PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares in the United States by the selling shareholders, from time to time, after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Shares. We may receive proceeds from exercises of Private Placement Warrants, if any.
The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at (or related to) prevailing market prices at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of Shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
to or through underwriters;

•
block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
any over-the-counter or exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date of this prospectus;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price per Share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus or under an amendment to this prospectus, amending the list of selling shareholders, as necessary, to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling shareholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which

Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended, as necessary, to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of Shares by selling shareholders.
We will pay the fees and expenses incident to the registration of the Shares.
The selling shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 904 of Regulation S under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to another available exemption under the Securities Act.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts or commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the U.S. Securities Act will be subject to the prospectus delivery requirements of the U.S. Securities Act.
To the extent required, the Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts (including any discounts or concessions allowed or reallowed) with respect to a particular offer, any delayed delivery arrangements, and any securities exchange or markets on which the common shares may be listed will be set forth in an amendment to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
This prospectus has not been filed in respect of, and will not qualify, any distribution of the Shares in any province or territory of Canada at any time.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares (and we may indemnify the selling shareholders in such transactions) against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.
There can be no assurance that any selling shareholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

SELLING SHAREHOLDERS
The Shares being offered by the selling shareholders include the Private Placement Shares and the Private Placement Warrant Shares issuable to the selling shareholders upon exercise of the Private Placement Warrants. For additional information, see “Recent Developments — Private Placement” above. We are registering the Private Placement Shares and the Private Placement Warrant Shares underlying the Private Placement Warrants in order to permit the selling shareholders to offer the Shares for resale from time to time. Except for the ownership of the Company’s securities, including the Shares acquired in the Private Placement, the selling shareholders have not had any material relationship with us within the past three years.
The table below provides, as of August 15, 2025, information regarding the beneficial ownership of the common shares and warrants of each selling shareholder, the number of Shares that may be sold by each selling shareholder under this prospectus and that each selling shareholder will beneficially own after this offering. We have based percentage ownership on 238,586,763 common shares outstanding as of September 11, 2025. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over common shares they own or have the right to acquire within 60 days, as well as common shares for which they have the right to vote or dispose of. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, common shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of common shares outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.
The first column lists the names of the selling shareholders. The second and third columns list the total number and total ownership percentage, respectively, of common shares beneficially owned by each selling shareholder, based on its ownership of the Company’s securities, including the Shares, as of August 15, 2025, assuming exercise of all Private Placement Warrants (and other warrants, if applicable) held by the selling shareholders on that date.
The fourth column lists the Shares being offered pursuant to this prospectus by the selling shareholders.
The fifth column lists the number of common shares beneficially owned by the selling shareholders assuming the sale of all of the Shares offered by the selling shareholders pursuant to this prospectus and the sixth column lists the percentage ownership of common shares beneficially owned by the selling shareholders assuming the sale of all of the Shares offered by the selling shareholders pursuant to this prospectus.
The selling shareholders may sell all, some or none of their Shares in this offering. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. See “Plan of Distribution.”

	Common Shares Beneficially Owned Before Offering		Shares to be Sold Pursuant to this Offering	Common Shares Beneficially Owned After Offering
Name of Selling Securityholder	Number	Percentage		Number	Percentage
VanEck VIP Global Gold Fund	298,416(1)	**	265,500	32,916	**
Oraley Enterprises LLC	3,624,920(2)	1.50%	1,462,958	2,161,962	**
Black Maple Capital Partners LP	3,357,402(3)	1.39%	1,462,958	1,894,444	**
Summer Road LLC	376,600(4)	**	202,500	174,100	**
Whitebox Relative Value Partners, L.P.	396,000(5)	**	396,000	0	0%
Whitebox Multi-Strategy Partners, L.P.	468,000(6)	**	468,000	0	**
Whitebox GT Fund, LP	36,000(7)	**	36,000	0	**
Star V Partners LLC	585,464(8)	**	585,464	0	0%
Sprott Hathaway Special Situations Fund, LP	2,746,666(9)	1.14%	2,580,000	166,666	**
Sprott Gold Equity Fund	4,369,999(10)	1.80%	3,870,000	499,999	**
Nokomis Capital Master Fund, L.P.	2,414,537(11)	1.00%	2,414,537	0	0%
Franklin Gold and Precious Metals Fund	5,782,383(12)	2.37%	2,400,000	3,382,383	1.40%
Bay Resource Partners, L.P.	3,401,896(13)	1.41%	2,587,650	814,246	**
Bay II Resource Partners, L.P.	2,483,446(14)	1.03%	1,669,200	814,246	**
Condire Alpha Partners, LP	2,551,528(15)	1.06%	933,573	1,617,955	**
Libra Advisors, LLC	16,050,000(16)	6.30%	16,050,000	0	0%
Indemnity National Insurance Company	5,850,000(17)	2.39%	5,850,000	0	0%
VanEck International Investors Gold Fund	3,245,908(18)	1.34%	2,884,500	361,408	**
Crescat Precious Metals Master Fund LTD	743,754(19)	**	688,571	55,183	**
Crescat Global Macro Master Fund LTD	337,108(20)	**	281,925	55,183	**
Crescat Institutional Macro Master Fund LTD	78,829(21)	**	23,646	55,183	**
Crescat Institutional Commodity Master Fund LTD	95,203(22)	**	40,020	55,183	**
Crescat Long/Short Master Fund LTD	117,523(23)	**	62,340	55,183	**
Douglas Meadow	2,118,157(24)	**	109,757	2,008,400	**
Senate Square LLC	238,172(25)	**	73,172	165,000	**
Quinton Todd Hennigh	1,463,415(26)	**	1,463,415	0	0%
Utah Investment LLC	75,000(27)	**	75,000	0	0%
Double Zero Capital LP	54,900,000(28)	18.71%	54,900,000	0	0%
Geoffrey Stanley	1,294,037(29)	**	182,927	1,111,110	**
Otavio Tawaf Bernardes Da Costa	365,855(30)	**	365,855	0	0%
Kevin And Linda Smith Charitable Trust	365,855(31)	**	365,855	0	0%

Notes:
**
Less than 1%.

(1)
Includes (i) 32,916 common shares held prior to the closing of the Private Placement, (ii) 177,000 Shares issued pursuant to the Private Placement, and (iii) 88,500 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Van Eck Associates Corporation is the Investment Adviser for VanEck VIP Global Gold Fund and holds voting and investment control over these securities. The business address for the above referenced parties is 666 Third Avenue, 9th Floor, New York, NY, 10017.

(2)
Includes (i) 778,629 common shares held prior to the closing of the Private Placement (ii) 1,383,333 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 975,305 Shares issued pursuant to the Private Placement, and (iv) 487,653 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Black Maple Capital Corporation is the Investment Manager for Oraley Enterprises LLC and holds voting and investment control over these securities. Robert Barnard is the ultimate control person of the above referenced parties and therefore may be deemed to beneficially own these securities. The business address for the above referenced parties is 250 E Wisconsin Ave, Suite 1250, Milwaukee, WI 53202.

(3)
Includes (i) 1,894,444 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (ii) 975,305 Shares issued pursuant to the Private Placement, and (iii) 487,653 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Black Maple Capital Management LP is the Investment Manager of Black Maple Capital Partners LP and holds voting and investment control over these securities. Robert Barnard is the ultimate control person of the above referenced parties and therefore may be deemed to beneficially own these securities. The business address for the above referenced parties is 250 E Wisconsin Ave, Suite 1250, Milwaukee, WI 53202.

(4)
Includes (i) 106,200 common shares held prior to the closing of the Private Placement, (ii) 67,900 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 135,000 Shares issued pursuant to the Private Placement, and (iv) 67,500 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 207, 6th Street, West Palm Beach, FL 33401.

(5)
Includes (i) 264,000 Shares issued pursuant to the Private Placement, and (ii) 132,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(6)
Includes (i) 312,000 Shares issued pursuant to the Private Placement, and (ii) 156,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(7)
Includes (i) 24,000 Shares issued pursuant to the Private Placement, and (ii) 12,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 3033 Excelsior Blvd., Suite 500, Minneapolis, MN 55416.

(8)
Includes (i) 390,309 Shares issued pursuant to the Private Placement, and (ii) 195,155 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 2100 West End Avenue, Suite 1000, Nashville, TN 37203.

(9)
Includes (i) 166,666 common shares issuable pursuant to warrants held prior to the closing of the Private Placement (ii) 1,720,000 Shares issued pursuant to the Private Placement, and (iii) 860,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Sprott Asset Management USA, Inc. is the Investment Manager of Sprott Hathaway Special Situations Find, LP and holds voting and investment control over these securities. The business address for the above referenced parties is 320 Post Road, Suite 230, Darien, CT 06820.

(10)
Includes (i) 499,999 common shares issuable pursuant to warrants held prior to the closing of the Private Placement (ii) 2,580,000 Shares issued pursuant to the Private Placement, and (iii) 1,290,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Sprott Asset Management USA, Inc. is the Investment Manager of Sprott Hathaway Special Situations Find, LP and holds voting and investment control over these securities. The business address for the above referenced parties is 320 Post Road, Suite 230, Darien, CT 06820.

(11)
Includes (i) 1,609,691 Shares issued pursuant to the Private Placement, and (ii) 804,846 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 1717 McKinney Ave., Suite 850, Dallas, TX 75202.

(12)
Includes (i) 1,789,049 common shares held prior to the closing of the Private Placement, (ii) 1,593,334 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 1,600,000 Shares issued pursuant to the Private Placement, and (iv) 800,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Frankline Advisers Inc. is the Investment Manager of Franklin Gold and Precious Metals Fund and holds voting and investment control over these securities. The business address for the above referenced parties is One Franklin Parkway, San Mateo, CA 94403.

(13)
Includes (i) 814,246 common shares held prior to the closing of the Private Placement, (ii) 1,725,100 Shares issued pursuant to the Private Placement, and (iii) 862,550 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. GMT Capital Corp. is the general partner of Bay Resource Partners, L.P. and holds voting and investment control over these securities. The business address for the above referenced parties is 2859 Paces Ferry Road SE, Suite 1710, Atlanta, GA 30339.

(14)
Includes (i) 814,246 common shares held prior to the closing of the Private Placement, (ii) 1,112,800 Shares issued pursuant to the Private Placement, and (iii) 556,400 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. GMT Capital Corp. is the general partner of Bay II Resource Partners, L.P. and holds voting and investment control over these securities. The business address for the above referenced parties is 2859 Paces Ferry Road SE, Suite 1710, Atlanta, GA 30339.

(15)
Includes (i) 877,304 common shares held prior to the closing of the Private Placement, (ii) 740,651 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 622,382 Shares issued pursuant to the Private Placement, and (iv) 311,191 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Condire Investors, LLC is the general partner of Condire Alpha Partners, LP and holds voting and investment control over these securities. The business address for the above referenced parties is 1717 McKinney Ave., Suite 850, Dallas, TX 75201.

(16)
Includes (i) 10,700,000 Shares issued pursuant to the Private Placement, and (ii) 5,350,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 150 East 52nd Street, 23rd Flr. New York, NY 10022.

(17)
Includes (i) 3,900,000 Shares issued pursuant to the Private Placement, and (ii) 1,950,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 238 Bedford Way, Franklin, TN 37064.

(18)
Includes (i) 361,408 common shares held prior to the closing of the Private Placement and still held, (ii) 1,923,000 Shares issued pursuant to the Private Placement, and (iii) 961,500 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Van Eck Associates Corporation is the Investment Adviser for VanEck International Investors Gold Fund and holds voting and investment control over these securities. The business address for the above referenced parties is 666 Third Avenue, 9th Floor, New York, NY, 10017.

(19)
Includes (i) 55,183 common shares held prior to the closing of the Private Placement, (ii) 459,047 Shares issued pursuant to the Private Placement, and (iii) 229,524 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Crescat Portfolio Management LLC is the Investment Manager for Crescat Precious Metals Fund LTD and holds voting and investment control over these securities. The business address for the above referenced parties is 44 Cook St., Suite 100, Denver, CO 80206.

(20)
Includes (i) 55,183 common shares held prior to the closing of the Private Placement, (ii) 187,950 Shares issued pursuant to the Private Placement, and (iii) 93,975 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Crescat Portfolio Management LLC is the Investment Manager for Crescat Global Macro Master Fund LTD and holds voting and investment control over these securities. The business address for the above referenced parties is 44 Cook St., Suite 100, Denver, CO 80206.

(21)
Includes (i) 55,183 common shares held prior to the closing of the Private Placement, (ii) 15,764 Shares issued pursuant to the Private Placement, and (iii) 7,882 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Crescat Portfolio Management LLC is the Investment Manager for Crescat Institutional Macro Master Fund LTD and holds voting and investment control over these securities. The business address for the above referenced parties is 44 Cook St., Suite 100, Denver, CO 80206.

(22)
Includes (i) 55,183 common shares held prior to the closing of the Private Placement, (ii) 26,680 Shares issued pursuant to the Private Placement, and (iii) 13,340 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Crescat Portfolio Management LLC is the Investment Manager for Crescat Institutional Commodity Master Fund LTD and holds voting and investment control over these securities. The business address for the above referenced parties is 44 Cook St., Suite 100, Denver, CO 80206.

(23)
Includes (i) 55,183 common shares held prior to the closing of the Private Placement, (ii) 41,560 Shares issued pursuant to the Private Placement, and (iii) 20,780 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Crescat Portfolio Management LLC is the Investment Manager for Crescat Long/Short Master Fund  Ltd. and holds voting and investment control over these securities. The business address for the above referenced parties is 44 Cook St., Suite 100, Denver, CO 80206.

(24)
Includes (i) 1,008,400 common shares held prior to the closing of the Private Placement, (ii) 1,000,000 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 73,171 Shares issued pursuant to the Private Placement, and (iv) 36,586 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement.

(25)
Includes (i) 109,000 common shares held prior to the closing of the Private Placement, (ii) 56,000 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 48,781 Shares issued pursuant to the Private Placement, and (iv) 24,391 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is PO Box 25, Yuma, CO 80759.

(26)
Includes (i) 975,610 Shares issued pursuant to the Private Placement, and (ii) 487,805 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement.

(27)
Includes (i) 50,000 Shares issued pursuant to the Private Placement, and (ii) 25,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. The business address for the above referenced party is 521 Longwood Ave, Glenco, IL 60022.

(28)
Includes (i) 36,600,000 Shares issued pursuant to the Private Placement, and (ii) 18,300,000 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement. Brand Name GP LLC is the general partner of Double Zero Capital LP and holds voting and investment control over these securities. The business address for the above referenced party is 10785 West Twain Ave, Suite 250, Las Vegas, NV 89135.

(29)
Includes (i) 555,555 common shares held prior to the closing of the Private Placement, (ii) 555,555 common shares issuable pursuant to warrants held prior to the closing of the Private Placement, (iii) 121,951 Shares issued pursuant to the Private Placement, and (iv) 60,976 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement.

(30)
Includes (i) 243,903 Shares issued pursuant to the Private Placement, and (ii) 121,952 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement.

(31)
Includes (i) 243,903 Shares issued pursuant to the Private Placement, and (ii) 121,952 Shares that may be issued upon exercise of Private Placement Warrants issued in the Private Placement.

LEGAL MATTERS
Bennett Jones LLP, Canadian counsel to Osisko, has opined on the validity of the Shares being offered by this prospectus.
EXPERTS
The financial statements incorporated by reference in in this Prospectus by reference to the Annual Report on Form 40-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Information relating to the Cariboo Gold Project in this prospectus and the documents incorporated by reference herein and therein has been derived from reports, statements, or opinions prepared or certified by Mathieu Belisle, P. Eng., Amanda Fitch, P. Eng., Sebastien Guido, P. Eng., Philip Clark, P. Eng., Rob Griffith, P.Eng., Katherine Mueller, P.Eng., Nikolay Sidenko, P.Geo., Eric Lecomte, P.Eng., Carl Pelletier, P.Geo., Tessa Scott, P.Geo., A. J. MacDonald, P.Eng., Jean-François Maillé, P.Eng., Yapo Allé-Ando, P.Eng., Rachel Sawyer, P.Eng., Paul Gauthier, P.Eng., who are “qualified persons” within the meaning of Canadian Securities Administrators’ National Instrument 43-101 — Standards of Disclosure for Mineral Projects.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 40-F (or Form 20-F) and Reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, nor be required to comply with Regulation FD, which restricts the selective disclosure of material information.
The mailing address of our corporate head office is 1100 Avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, Canada, H3B 2S2, and our telephone number is (514) 940-0685. Our agent for U.S. federal securities law purposes is C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005. Osisko also maintains a website at www.osiskodev.com. In this prospectus, the website addresses of the SEC and Osisko are provided solely for information and are not intended to be active links. Osisko is not incorporating the contents of the websites of the SEC and Osisko or any other entity into this prospectus.

EXPENSES
Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of the Shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.
SEC registration fees	$46,628.82
Legal fees and expenses	$125,000
Accountants’ fees and expenses	40,000
Miscellaneous expenses	—
Total	$211,628.82
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede earlier information.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.
We incorporate by reference in this prospectus the following information:
•
our Annual Report on Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

•
our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three months ended March 31, 2025, furnished to the SEC on May 7, 2025;

•
our Report on Form 6-K with the financial statements and management’s discussion and analysis for the three and six months ended June 30, 2025, furnished to the SEC on August 13, 2025;

•
our Report on Form 6-K with the management information circular for the annual general and special meeting of shareholders held on May 7, 2025, furnished to the SEC on July 21, 2025;

•
our Report on Form 6-K with the Cariboo Technical Report, furnished to the SEC on June 12, 2025;

•
our Report on Form 6-K with the Credit Agreement, furnished to the SEC on August 15, 2025;

•
our Report on Form 6-K with the material change report regarding the Credit Agreement, furnished to the SEC on August 15, 2025;

•
Exhibit 99.4 to our Report on Form 6-K with the material change report regarding the Private Placement, furnished to the SEC on August 29, 2025;

•
the description of common shares contained in our registration statement on Form 40-F filed on April 29, 2022, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•
any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed; and

•
any future reports on Form 6-K (or portions thereof) that we furnish to the SEC after the date of this prospectus only to the extent that such reports expressly state that they are (or such portions are) incorporated by reference in this prospectus.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the list above, filed or furnished by us subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this prospectus any other Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of this offering. In addition to any Form 6-K furnishing the type of documents referred to in the bulleted list above (which shall be deemed to be incorporated by reference into this prospectus), any such other Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and the readers should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
You may request a copy of any and all of the information that has been incorporated by reference in this prospectus, at no cost, upon written or oral request made to Osisko Development Corp., 1100 Avenue des Canadiens-de-Montréal, Suite 300, Montréal, Québec, Canada, H3B 2S2, Telephone: (514) 940-0685; Attention: Philip Rabenok, Vice President, Investor Relations.
We file reports, including annual reports on Form 40-F (or Form 20-F), and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement of which this prospectus forms a part, over the internet at the SEC’s website at www.sec.gov and at our website at www.osiskodev.com.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the provisions described in Part II of the registration statement under the heading “Indemnification of Directors and Officers”, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or person controlling us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
EXCHANGE CONTROLS
There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. (See Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada below.) Remittances of interest to U.S.

residents that deal with the Company at arm’s length and are entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances, including those involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a person who acquires common shares from selling shareholders pursuant a secondary offering of such shares as beneficial owner and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm’s length with the Company; (ii) is not affiliated with the Company; and (iii) acquires and holds the common shares as capital property (a “Holder”).
Common shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the common shares or is deemed to hold or use the common shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.
This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the “mark-to-market property” rules; (ii) that is a “specified financial institution”; (iii) that has made a “functional currency” reporting election; (iv) an interest in which is a “tax shelter investment”; (v) that has entered into or will enter into a “derivative forward agreement” or “synthetic disposition arrangement” in respect of common shares; (vi) that is exempt from tax under the Tax Act; (vii) that is a partnership; or (viii) that receives dividends on the common shares under or as part of a “dividend rental arrangement”, all as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in common shares.
Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.
This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of common shares.
This summary is based upon: (i) the current provisions of the Tax Act and the Regulations in force as of the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.
Currency Conversion
Subject to certain exceptions that are not discussed herein, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must generally be converted into Canadian dollars based on the single daily exchange rate as quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the CRA.
Holders Resident in Canada
This section of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act (“Resident Holder”). A Resident Holder whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to deem the common shares, and every other “Canadian security” (as defined in the Tax Act), held by such Resident Holder in the taxation year of the election and in all subsequent taxation years to be capital property. Resident Holders should consult with their own tax advisors regarding this election.
Dividends
A Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the common shares.
In the case of a Resident Holder who is an individual (including certain trusts), such dividends (including deemed dividends) received on the common shares will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to “taxable dividends” received from a “taxable Canadian corporation” (each as defined in the Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.
In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend (including a deemed dividend) that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors in this regard.
A Resident Holder that is a “private corporation” (as defined in the Tax Act) or a “subject corporation” (as defined in subsection 186(3) of the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received (or deemed to be received) on the common shares to the extent such dividends are deductible in computing the Resident Holder’s taxable income for the year. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).
Dispositions of common shares
A Resident Holder who disposes of or is deemed to have disposed of a common share (other than a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the common share net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of the common share immediately before the disposition or deemed disposition. The adjusted cost base to a Resident Holder of a common share will be determined by averaging the cost of that common share with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares held as capital property at that time by the Resident Holder. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Holders Resident in Canada — Capital Gains and Capital Losses”.
Capital Gains and Capital Losses
A Resident Holder will generally be required to include in computing its income for a taxation year, one-half of the amount of any capital gain (a “taxable capital gain”) realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year against taxable capital gains realized in the taxation year by such Resident Holder. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.
The amount of any capital loss realized on the disposition or deemed disposition of a common share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such common share (or shares substituted for such common share) to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns common shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.
Other Income Taxes
A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act), or is, at any time in the relevant taxation year, a “substantive CCPC” (as defined in the Tax Act), may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act) for the year, including any dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income and certain amounts in respect of taxable capital gains.
Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the common shares or realizes a capital gain on the disposition or deemed disposition of common shares may be liable for minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.
Holders Not Resident in Canada
This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold and is not and will not be deemed to use or hold the common shares in connection with carrying on a business in Canada (“Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.
Dividends
Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Non-Resident Holder on the common shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “US Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a “US Treaty Holder”) is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a US Treaty Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.
Dispositions of Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a common share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common share is, or is deemed to be, “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.
Provided that the common shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSXV and the NYSE) at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, a common share may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their common shares constitute “taxable Canadian property” in their own particular circumstances.
A Non-Resident Holder’s capital gain (or capital loss) in respect of common shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Tax Act) will generally be computed in the manner described above under the headings “Holders Resident in Canada — Dispositions of common shares” and “Holders Resident in Canada — Capital Gains and Capital Losses”. Such Non-Resident Holders should consult their own tax advisors.
Non-Resident Holders whose common shares are or may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of common shares acquired from selling shareholders pursuant a secondary offering of such shares, who hold common shares as “capital assets” (generally, assets held for investment purposes).
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of securities pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the securities. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.
No opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary
Authorities
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
U.S. Holders
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the securities acquired pursuant to this offering that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired the securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold the securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of the securities.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such owners. This summary does not address the tax consequences to any such entity or arrangement or owner. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the securities.
This discussion addresses only holders who acquire common shares from selling shareholders pursuant a secondary offering and hold common shares as “capital assets” (generally, assets held for investment purposes)

Passive Foreign Investment Company Rules
If we are considered a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of our common shares.
In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.
We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.
For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.
Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax under the “Default PFIC Rules Under Section 1291 of the Code” discussed below on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of the securities are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of the securities.
In particular, and without limiting the foregoing, no determination has been made as to whether the Company is for its most recent taxable year or for future taxable years. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of our common shares, which may fluctuate considerably. Fluctuations in the market price of the common shares may result in us being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future. If we are classified as a PFIC in any year during which a U.S. Holder holds common shares, we generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years, regardless of whether we continue to meet the PFIC income test or PFIC asset test discussed above.

Default PFIC Rules Under Section 1291 of the Code
If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the securities will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be taxable as described below.
A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the securities and (b) any excess distribution received on the securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the securities, if shorter).
Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the securities of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such securities (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the securities. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.
If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the securities, it will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Unit Shares, and Warrant Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such securities were sold on the last day of the last tax year for which we were a PFIC. No such election, however, may be made with respect to the Warrants.
QEF Election
A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Unit Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Unit Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.
A U.S. Holder that makes a timely QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Unit Shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Unit Shares.
The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Unit Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.
A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.
A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.
Mark-to-Market Election
A U.S. Holder may make a Mark-to-Market Election with respect to common shares only if such shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Provided that the common shares are “regularly traded” as described in the preceding sentence, such shares are expected to be marketable stock. There can be no assurance that the common shares will be “regularly traded” in subsequent calendar quarters. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.
A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.
A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares as of the close of such tax year over (b) such U.S. Holder’s tax basis in such securities. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares, over (ii) the fair market value of such securities (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).
A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of such securities, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).
A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the securities cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.
Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.
Other PFIC Rules
Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of securities that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the securities are transferred.
If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.
Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses the common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.
In addition, a U.S. Holder who acquires common shares from a decedent will not receive a “step up” in tax basis of such securities to fair market value.
Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.
The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the common shares.
Distributions on Common Shares
A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of the Common Shares Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to such securities will constitute ordinary dividend income. Dividends received on such common shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.
Sale or Other Taxable Disposition of Common Shares
Upon the sale or other taxable disposition of the Unit Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such securities sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, such securities have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
Additional Tax Considerations
Receipt of Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of the securities generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Foreign Tax Credit
Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Information Reporting; Backup Withholding Tax
Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless the securities are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.
Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the securities generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.
The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.
THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.
ENFORCEMENT OF CIVIL LIABILITIES
Osisko is a corporation governed by the Canada Business Corporation Act, and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Section 1.01   Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), we may indemnify any director or officer of Osisko Development Corp. (the “Company”), a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer (or an individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may pay the expenses (including legal fees, disbursements and charges) actually and reasonably incurred by a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer (or an individual acting in a similar capacity) of another entity for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual is not entitled to indemnification (and shall be required to repay any moneys advanced by us) unless the individual:
•
acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at our request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer (or an individual acting in a similar capacity) of another entity against the liabilities referred to above and in such amounts as our board of directors may from time to time determine, to the extent permitted by law.
Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS
The following exhibits have been filed as part of this Registration Statement.
Exhibit Number	Description
3.1*	Articles of Incorporation of the Registrant, as presently in effect.
3.2	By-Law No. 1 of the Registrant, as presently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed with the SEC on November 9, 2023).
4.1	Specimen common share certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed with the SEC on November 9, 2023).
4.2	Warrant Indenture between the Registrant and TSX Trust Company, dated August 15, 2025 (incorporated by reference to Exhibit 99.3 to the Company’s Form 6-K filed with the SEC on August 29, 2025).
5.1*	Opinion of Bennett Jones LLP
10.1*	Form of Subscription Agreement for Brokered Private Placement
10.2*	Form of Subscription Agreement for Non-Brokered Private Placement
23.1*	Consent of Bennett Jones LLP (contained in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Mathieu Belisle, P. Eng.
23.4*	Consent of Amanda Fitch, P. Eng.
23.5*	Consent of Sebastien Guido, P. Eng.
23.6*	Consent of Philip Clark, P. Eng.
23.7*	Consent of Rob Griffith, P.Eng.
23.8*	Consent of Katherine Mueller, P.Eng.
23.9*	Consent of Nikolay Sidenko, P.Geo.
23.10*	Consent of Eric Lecomte, P.Eng.
23.11*	Consent of Carl Pelletier, P.Geo.
23.12*	Consent of Tessa Scott, P.Geo.
23.13*	Consent of A. J. MacDonald, P.Eng.
23.14*	Consent of Jean-François Maillé, P.Eng.
23.15*	Consent of Yapo Allé-Ando, P.Eng.
23.16*	Consent of Rachel Sawyer, P.Eng.
23.17*	Consent of Paul Gauthier, P.Eng.
24.1*	Power of Attorney (included on the signature pages hereto).
99.1	Cariboo Technical Report, dated June 11, 2025, with an effective date of April 25, 2025 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the SEC on June 12, 2025).
107*	Filing Fee Table.

*
Filed herewith.

UNDERTAKINGS
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Country of Canada, on September 12, 2025.
Osisko Development Corp.
By:	/s/ Alexander Dann
	Name:	Alexander Dann
	Title:	Chief Financial Officer and Vice-President, Finance
POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Sean Roosen and Alexander Dann, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on September 12, 2025.
/s/ Sean Roosen Sean Roosen	Chief Executive Officer and Chair (Principal Executive Officer)
/s/ Alexander Dann Alexander Dann	Chief Financial Officer & VP Finance (Principal Financial and Accounting Officer)
/s/ Charles E. Page Charles E. Page	Director
/s/ Michele McCarthy Michele McCarthy	Director
/s/ David Danziger David Danziger	Director
/s/ Duncan Middlemiss Duncan Middlemiss	Director

/s/ Stephen Quin Stephen Quin	Director
/s/ Susan Craig Susan Craig	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of Osisko Development Corp. in the United States, on September 12, 2025.
PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director